EXHIBIT NO. 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. ss. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Texas Republic Capital Corporation, a Texas corporation (the “Company”), hereby certifies that:

To my knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 10, 2024

By: /s/ Shane S. Mitchell

Shane S. Mitchell, Chief Financial Officer, Secretary, Treasurer